As filed with the Securities and Exchange Commission on December 21, 2000 Registration No. 333-39520


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              eNEXI HOLDINGS, INC.
                     (formerly Silver King Resources, Inc.)
        (Exact name of small business Issuer as specified in its charter)


                  Delaware                                    65-0884085                                     6770
      (State or other jurisdiction of          (I.R.S. Employer Identification Number)           (Primary Standard Industrial
       incorporation or organization)                                                             Classification Code Number)

                                30 Corporate Park
                                    Suite 455
                            Irvine, California 92606
                                 (949) 756-8181
          (Address and telephone number of principal executive offices)

                                 Mr. Larry Mayle
                                30 Corporate Park
                                   Suite 4555
                            Irvine, California 92606
                                 (949) 756-8181
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                         Sichenzia Ross & Friedman, LLP
                              135 West 50th Street
                            New York, New York 10022
                          Telephone No.: (212) 664-1200
                          Facsimile No.: (212) 664-7329

                Approximate date of proposed sale to the public:

     From time to time after the effective date of this Registration Statement in light of market conditions and other factors.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              eNEXI HOLDINGS, INC.
                              Cross Reference Sheet

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

                               Form SB-2 Item Number and Caption                                       Captions In Prospectus

 1.      Front of Registration Statement and Outside Front Cover of Prospectus                               Cover Page

 2.      Inside Front and Outside Back Cover Pages of Prospectus                                 Cover Page, Inside Cover Page,
                                                                                                 Outside Back Page

 3.      Summary Information and Risk Factors                                                    Prospectus Summary, Risk Factors

 4.      Use of Proceeds                                                                         Use of Proceeds

 5.      Determination of Offering Price                                                         Cover Page, Risk Factors

 6.      Dilution                                                                                Not Applicable

 7.      Selling Securityholders                                                                 Selling Securityholders, Plan of
                                                                                                 Distribution

 8.      Plan of Distribution                                                                    Prospectus Summary, Selling
                                                                                                 Securityholders

 9.      Legal Proceedings                                                                       Business

10.      Directors, Executive Officers, Promoters and Control Persons                            Management, Principal Stockholders

11.      Security Ownership of Certain Beneficial Owners and Management                          Principal Stockholders

12.      Description of Securities                                                               Description of Securities

13.      Interest of Named Experts and Counsel                                                   Legal Matters

14.      Disclosure of Commission Position on Indemnification for Securities Act Liabilities
                                                                                                 Management

15.      Organization Within Last Five Years                                                     Not Applicable

16.      Description of Business                                                                 Prospectus Summary, Business

17.      Management's Discussion and Analysis or Plan of Operation                               Management's Discussion and
                                                                                                 Analysis of
                                                                                                 Financial
                                                                                                 Condition and Results
                                                                                                 of Operations

18.      Description of Property                                                                 Business

19.      Certain Relationships and Related Transactions                                          Certain Transactions

20.      Market for Common Equity and Related Shareholder Matters                                Front Cover Page, Description of
                                                                                                 Securities

21.      Executive Compensation                                                                  Management

22.      Financial Statements                                                                    Financial Statements

23.      Changes in and Disagreements with Accounts on Accounting and Financial                  Disclosure
                                                                                                 Not Applicable


                 Subject To Completion. Dated December 21, 2000


                              eNEXI HOLDINGS, INC.


                        4,628,449 shares of common stock

eNexi Holdings, Inc.: o Our principal executive offices are located at 30 Corporate Park, Suite 455, Irvine, California 92606, and our telephone number is (949) 756-8181.

                                  o Over the Counter Electronic Bulletin Board Market Symbol: ENHI


The Offering:                     o All of the shares of common stock being sold
                                  are offered by selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we will receive the sale price of any common stock that we sell pursuant to common stock purchase warrants described in this prospectus

                                  o A total of 4,628,449 shares of our common stock are being offered.

                                  o The selling stockholders may sell all or any portion of the shares in this offering in one or more transactions by a variety of methods, including through the Over The Counter Bulletin Board or in negotiated transactions. The selling stockholders will determine the selling price of the shares. The selling stockholders will also pay any broker or dealer commission, fee or other compensation or underwriter discount.

     Your investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 6.

                               ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.








                      The date of this Prospectus is , 2000

                                TABLE OF CONTENTS
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
                                                                                                          PAGE
Prospectus Summary
Summary Financial Information
Risk Factors:
  Our Limited Operating History Makes it Difficult for You to
      Evaluate our Future Potential.
  Our History of Net  Operating  Losses  May Raise  Doubt  About Our  Ability to
      Become Profitable in the Future.
  Our Underdeveloped Subscriber and Advertiser Base Makes it
      More Difficult to Achieve Profitable Operations.
  Our Lack of Long-Term Contractual  Arrangements May Impede Our Ability to Plan
      Future Customer Needs and Costs.
  Spamming Could Result in Unanticipated Liabilities, Which Could
      Adversely Affect Our Financial Results.
  We  May Need Additional Financing Which May Not be Available, Resulting in the
      Necessity of Curtailing or Ceasing Operations.
Forward Looking Statements
Use of Proceeds
Dividend Policy
Capitalization
Dilution
Management's Discussion and Analysis of Financial
   Condition and Results of Operations
Business
Management
Certain Transactions
Principal Stockholders
Description of Capital Stock
Shares Eligible for Future Sale
Underwriting
Legal Matters
Experts
Where You Can Find More Information
Index to Consolidated Financial Statements


                                 --------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this document may not be accurate after the date of this document.


                      Dealer Prospectus Delivery Obligation

     Until ______________, all dealers that effect transactions in these securities, whether or not participation in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     eNexi Holdings, Inc. is a holding company for our wholly-owned subsidiary, eNexi Inc. We were originally formed as Silver King Resources, Inc. to identify private business opportunities that would capitalize on our status as a public corporation. From early 1999 until March 2000, we conducted initial stage exploration of silver-producing properties in Mexico. On May 19, 2000, we acquired eNexi Inc, a company that provides internet-related services, and changed our name to eNexi Holdings, Inc. on July 17, 2000.

                          SUMMARY FINANCIAL INFORMATION

     The  following  summary  of  financial   information   should  be  read  in
conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.


                           SUMMARY OF FINANCIAL DATA
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

                                                                                                 Nine months ended
                                                         From inception through                   September 30, 2000
                                                        December 31, 1999                         (Consolidated)
                                                        ---------------------------------------  ---------------------------------
Statement of Income and Expense

Net revenues                                        $                          27,192         $                     322,490
                                                        ---------------------------------------  ---------------------------------

Operating costs and expense:
   Cost of recurring revenues                                                  98,626                                99,052
   Sales and marketing                                                        310,480                               445,537
   General and administrative                                               1,098,927                             1,082,970
   Depreciation                                                                22,846                                41,605
   Organization costs                                                               -                                99,416
                                                        ---------------------------------------  ---------------------------------
Total operating costs and expenses                                          1,530,879                             1,768,580

                                                        ---------------------------------------  ---------------------------------
Loss from operations                                                       (1,503,687)                           (1,446,090)

Other income (expense)
   Interest expense                                                            (9,141)                              (10,071)
   Interest income                                                             17,285                                80,926
   Gain from disposal of investment interest                                        -                               107,000
   Other income - net                                                               -                                 1,292
                                                        ---------------------------------------  ---------------------------------
  Loss from continuing operations before
     income taxes                                                          (1,495,543)                           (1,266,943)
                                                        ---------------------------------------  ---------------------------------

   Income tax benefit                                                               -                               185,000
                                                        ---------------------------------------  ---------------------------------


       Loss from continuing operations                                     (1,495,543)                           (1,081,943)

                                                        ---------------------------------------  ---------------------------------

        Discontinued operations:
              Loss from operation of disposed
                 business segment                                                   -                              (504,047)
               Gain on disposal of business
                  Segment, net of tax                                               -                               280,464
                                                        ---------------------------------------  ---------------------------------

                Net loss                            $                     (1,495,543)         $                  (1,305,526)
                                                        =======================================  =================================

Net income (loss) per common share:
Loss from continuing operations per share           $                          (2.07)         $                       (0.27)
Loss from operation of operation of disposed
    business segment per share                                                    -                                   (0.12)
Gain on disposal of business segment
    per share                                                                     -                                    0.07
                                                        ---------------------------------------  ---------------------------------

Net loss per common share                           $                          (2.07)         $                       (0.32)
                                                        =======================================  =================================

Weighted average common shares outstanding:
   Basic                                                                      722,905                             4,037,761
Supplemental Data:
Depreciation                                        $                          22,846         $                      41,605
Capital expenditures                                                         (203,875)                             (167,037)





                                                        --------------------------------------------------------------------------
                                                                                                  As of September 30, 2000
                                                        As of December 31, 1999                      Consolidated
                                                                                                      (unaudited)
                                                        --------------------------------------------------------------------------

Balance Sheet Data

Cash and cash equivalents                           $               1,196,675                       $     3,555,793
Total assets                                                        1,441,834                             4,355,628
Total liabilities                                                     491,857                                68,337
Total stockholders' equity                                            949,977                             4,287,291

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with investments in the securities offered hereby. This prospectus contains certain forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in the securities offered hereby involves a high degree of risk.

     Our Limited Operating History Makes it Difficult for You to Evaluate our Future Potential. Due to the absence of an established operating history, there is material uncertainty concerning our ability to operate successfully. We are subject to all risks inherent in a developing business enterprise. A limited operating history makes it difficult for subscribers to evaluate the services provided and for businesses to assess the targeted audience's response to the advertisements delivered to our subscribers. The likelihood of our success must be considered in light of the problems, expenses and difficulties frequently encountered by a new business in general and those specific to the information technology sector, such as the competitive and rapidly changing environment in which we will operate.

     Our History of Net Operating Losses May Raise Doubt About Our Ability to Become Profitable in the Future. For its fiscal year ended December 31, 1999 and nine months ended September 30, 2000, we incurred net losses of $1,495,543 and $1,305,526, respectively. We expect to continue to incur operating losses since we have not yet built a significant subscriber and advertiser revenue base. This may continue until we reach a greater level of maturity. It is possible that our revenues may never exceed expenses. If operating losses continue beyond the short term, our operations will be in jeopardy.


     Our Underdeveloped Subscriber and Advertiser Base Makes it More Difficult to Achieve Profitable Operations. We expect to continue to derive substantially all of our revenues from the sale of online advertisements. Advertisers pay us for the number of advertisements displayed, for the number of times subscribers click on advertisements or based on other criteria, such as the amount of purchases made by subscribers. We do not have a broad subscriber or advertiser base due to the early stages of our development. If we cannot build a wide subscriber base, retailers will be less inclined to advertise on our dollars4mail system, or will not be willing to pay higher advertising rates. In light of these factors, we may not generate sufficient advertising or other revenues to reach profitability.


     Our Lack of Long-Term Contractual Arrangements May Impede our Ability to Plan Future Customer Needs and Costs. We do not have contractual arrangements with many of our customers. Our relationships with customers is based upon course of dealing and can be terminated at any time. The agreements which we do have with some of our customers may generally be terminated by the customer on short notice. We cannot be sure that any of our customers will continue to do business with us. The loss of significant customers would have a material adverse effect on our business, financial condition and results of operations.

     Spamming Could Result in Unanticipated Liabilities, Which Could Adversely Affect Our Financial Results. We rely on subscriber referrals to add to our subscriber base. This referral program could motivate subscribers to send unsolicited bulk e-mails, or spam, in order to encourage other computer users to subscribe to our online communities. Since it is difficult for us to monitor the use of e-mail by subscribers soliciting referrals, spamming may result and damage our reputation or result in violation of legislation restricting spamming. While we have instituted an anti-spam policy, there can be no assurances that significant spamming will not occur, or that if it does, that it may have an adverse effect on our business.

     We May Need Additional Financing Which May Not be Available, Resulting in the Necessity of Curtailing or Ceasing Operations. We may not have sufficient capital resources to develop and implement our business plan. Therefore, our ultimate success may depend upon our ability to raise additional capital. We have not investigated the current availability, sources or terms of acquiring additional capital, and the Board of Directors will not in all likelihood do so until it has determined a need for such additional capital. If additional capital is needed, there is no assurance that such capital will be available from any source or, if available, made or proposed on terms which are acceptable to us. If such capital is not available, it will be necessary for us to limit our operations to those that can be financed with existing financial resources.

                           Forward Looking Statements

     This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

                                 Use of Proceeds

     Because this prospectus is solely for the purpose of permitting the selling stockholders to offer and sell shares, we will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. We have, however, previously received proceeds from the original issuance of the shares covered by this prospectus.

                         Determination of Offering Price

     This offering is solely for the purpose of allowing selling stockholders to sell shares. The selling stockholders may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the selling stockholders will determine the price for their shares.

                                    Dividends

     To date, we have paid no dividends on any shares of common stock and our Board of Directors has no present intention of paying any dividends on the common stock in the foreseeable future. The payment by us of dividends on the common stock in the future, if any, rests solely within the discretion of the Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              Market for Securities

     The high and low bid price and offered quotations for the common stock, as reported by brokerage firms listed on the specified dates by the OTC Bulletin Board as making markets in our securities are listed in the following chart. These quotations are between dealers, do not include retail mark-ups, markdowns or other fees and commissions, and may not represent actual transactions. As of November 1, 2000, we had approximately 380 holders of record of our common stock. All prices in the table reflect a one-for-twenty-five reverse stock split which occurred on June 26, 2000.

     Date                         Low Bid Price          High Bid Price

     1st Quarter - 1998           *                      *
     2nd Quarter - 1998           *                      *
     3rd Quarter - 1998           *                      *
     4th Quarter - 1998           *                      *

     1st Quarter - 1999           $25.00                 $68.75
     2nd Quarter - 1999           $7.80                  $145.00
     3rd Quarter - 1999           $25.00                 $121.88
     4th Quarter - 1999           $53.90                 $125.00

     1st Quarter - 2000           $0.25                  $62.50
     2nd Quarter - 2000           $1.00                  $25.00
     3rd Quarter - 2000           $3.50                  $25.00
     4th Quarter - 2000           $1.125                 $5.00
     (through November 1)

     *  No bids or trades reported

                Management's Discussion and Analysis of Financial
                       Condition and Results of Operations


Overview

     We are an Internet company that creates company-owned direct response and content delivery web sites. There are two web sites currently in operation: dollars4mail.com and myquickinfo.com.

     Dollars4mail.com provides subscribers with an opportunity to earn money while using their free web-based email account, while shopping on any one of the 400 affiliated shopping sites, and while playing casino and action games. Subscribers can also earn money by signing up for other online programs or for online sweepstakes that are affiliated with the site.

     Dollars4mail.com generates revenues by providing Internet advertisers with a targeted audience for opt-in emails and banner ads and shares revenues with those subscribers who utilize some or all of the services offered on its web sites. It also shares a portion of the revenues generated by other subscribers that they have referred to the site.

     Myquickinfo.com, launched on July 31,2000, allows subscribers to create individualized newsletters from approximately 1,500 headline news links on the Internet. The web site generates revenues from banner ads placed in the newsletters and from the sales created through the affiliated shopping sites that are linked in the newsletters.

     During the nine months ended September 30, 2000, we also operated the company-owned web site virtuallyfreeinternet.com, a nationwide Internet service provider. Revenues from virtuallyfreeinternet.com were $0 for the quarter ended September 30, 2000, and $120,751 for the nine months then ended. On June 28,

     2000, the Company signed an agreement to sell the subscriber base to Galaxy Internet. The sale was consummated on July 10, 2000 in exchange for 342,253 shares of Galaxy common stock. 85,563 shares of the common stock were unrestricted and those shares were immediately sold. The remaining 256,690 shares of Galaxy Online, Inc. will be held in escrow until June 28, 2002. On or before June 28, 2002, Galaxy Online, Inc. has the option to give us the shares held in escrow or a minimum$364,500 in cash.


     The total number of subscribers to our web sites increased from approximately 335,000 subscribers at June 30, 2000 to approximately 471,000 as of December 2000.


     We are the surviving entity of a merger that occurred on May 19, 2000, pursuant to which eNexi Inc. merged with and into Silver King Resources, Inc. Pursuant to the terms of the merger agreement, we acquired 100% of the outstanding capital stock of eNexi Inc. for a purchase price consisting of 6,000,000 newly-issued shares of our series A convertible preferred stock, which converted into 6,000,000 shares of our common stock, or approximately 61% of the outstanding shares of common stock. In addition, as part of the merger, we agreed to assume the existing eNexi warrants which, permit the issuance of 1,000,000 shares of common stock at an exercise price of $2.50 per warrant. In conjunction with the merger closing, a private placement offering was completed for 2,009,864 newly issued shares of series B convertible preferred stock, and the shares converted into an aggregate 2,009,864 shares of common stock. The series B shares were sold at a price of $2.50 per share to accredited investors and raised gross proceeds of $5,024,660. The proceeds of the offering will be used to fund our operations.

Results of Operations

From May 14, 1999 (Inception) to December 31, 1999


     Net revenues; losses. We derived revenues from monthly access fees charged to members of VirtuallyFreeInternet.com. We earned $27,192 in revenues from VirtuallyFreeInternet.com following its launch in September 1999 and incurred operating losses of $1,495,543 from May to December of 1999. Prior to the September 1999 launch we were engaged in the development of the software and infrastructure needed to become an Internet service provider.

     Cost of revenues. The cost of revenues consist of the cost of connecting members to the Internet, providing email services, points of presence or POP's (dial-up telephone access), commissions earned by our members, and credit card processing fees. We incurred $179,073 in dial-up service expenses in the period. These costs are not directly related to the net revenues received. They reflect the costs that result from minimum service level payments required from varying Internet backbone connectivity vendors.

     Sales and marketing. Sales and marketing costs consist of the cost of Internet advertisements purchased to attract new members to our web sites, new market penetration costs, and public relations costs. Advertising costs were $310,480 in the period. Substantially all of these costs were expended in the fourth quarter ending December 31, 1999, in support of our VirtuallyFreeInternet.com launch.

     Administrative costs. During the period ended December 31, 1999, administrative costs consisted mainly of legal fees, labor and consultant costs required to develop our proprietary software. Labor and consultant costs incurred in the period ended December 31, 1999 were $561,480 collectively. These costs were incurred substantially evenly over the period with a slight increase in the fourth quarter ending December 31, 1999, in support of our VirtuallyFreeInternet.com launch.

     Interest expense. Interest expense incurred for the period ended December 31, 1999 amounted to $9,141 and were derived from the notes due to related parties.


For the Three and Nine Month Periods Ended September 30, 2000


     Revenues; Losses. During the period, our revenues were derived from two company-owned web sites: dollars4mail.com and virtuallyfreeinternet.com. Gross revenues from dollars4mail.com for the three and nine month periods were $79,590 and $322,490, representing 100% and 72.8% of the total. Gross revenues from virtuallyfreeinternt.com for the three and nine month periods were $0 and $120,751, representing 0% and 27.2% of the total. From July 1, 2000 to September 30, 2000, we incurred a loss of $45,224 and from January 1, 2000 to September 30, 2000, we incurred a loss of $1,305,526. The loss in the third quarter ending September 30, 2000, was reduced by the $465,464 one-time gain on the sale of our virtuallyfreeinternet.com business segment. Current Internet market conditions have reduced the rates that can be charged for advertising and limited our ability to generate revenues sufficient to cover the costs associated with running our web sites.

     Cost of Sales. Cost of sales consist of the costs associated with connecting members to the Internet, providing email services, points of presence or POP's (dial-up telephone access), commissions earned by subscribers on all company-owned web sites, and credit card processing fees. We incurred a total of $30,577 and $174,291 in cost of sales of which $9,578 and $75,239 were associated with virtuallyfreeinternet.com during the three and nine month periods ended September 30, 2000. The cost of sales as a percentage of revenues for the continuing segments of our business were 26% and 30.7% respectively for the three and nine month periods. The reduced rate in the third quarter ending September 30, 2000, is due primarily to an ended subscriber incentive program that reduced subscriber compensation.

     Sales and Marketing. Sales and marketing expenses consist of the cost of Internet advertisements purchased to attract new subscribers to the company-owned web sites, and new market penetration costs. Total marketing costs for the three and nine months ended September 30, 2000 were $89,750 and $595,451, of which $0 and $149,914 were associated with virtuallyfreeinternet.com. The reduction in sales and marketing costs in the third quarter ending September 30, 2000, is a reflection of management's decision to curtail these expenses in response to lower results from such activities.

     Administrative. During the three and nine months ended September 30, 2000, administrative expenses were $638,846 and $1,539,415. Of the total, labor costs were $353,932 and $868,832, and consulting costs were $47,777 and $86,473. Administrative costs directly related to virtuallyfreeinternet.com were $0 and $414,840 for the three and nine month periods. Costs for the third quarter ending September 30, 2000, increased primarily as a result of moving into larger facilities to accommodate technical and marketing personnel added to support the launch of the MyQuickInfo.com business segment.


     We recorded $99,416 of organization costs related to the merger for the nine months ended September 30, 2000.

     On July 1, 2000, we signed a new lease and subsequently moved into a larger location, approximately 7,000 square feet. The lease term is two years with an option for three additional years.

     Interest Expense. Interest expense for the three and nine month periods ended September 30, 2000, was $1,638 and $13,842 and was incurred from notes due to related parties.


Liquidity and Capital Resources

     eNexi was originally capitalized by selling 10,052 shares of common stock for a purchase price of $10 per share. In September of 1999, we sold 204,500 shares of common stock for a purchase price of $10 a share. The shares were sold to accredited investors. In addition to the capital investment, we received several loans from founding shareholders, Larry A. Mayle and Roger L. Miller as well as through other related parties. The total borrowings amounted to $694,884. In December of 1999, $300,000 of the loans was converted to equity. The balance of the notes payable totaling $394,884 were paid off on July 24, 2000 that included interest at 6%.

     We currently have no additional plans to utilize any other external sources of liquidity and the Company has no material commitments for capital expenditures.

     As of September 30, 2000, we had cash and cash equivalents of $3,555,793 and receivables of $84,234. The increase in accounts receivable relates to dollars4mail.com and the additional sales from advertising companies whose terms range from 30 to 90 days.

     On, May 19, 2000, we completed a reverse merger with Silver King Resources, Inc. In conjunction with the reverse merger, we closed a private placement selling 2,009,864 shares of series B convertible preferred stock in exchange for receiving gross proceeds of $5,024,660. We incurred organization costs in completing this reverse merger of $99,416 that was based on the value of common stock shares of 1,046,868 at an exercise price of $.10 per share.

                                    Business

History

     We originally incorporated under the laws of the State of Florida under the name Arngre, Inc. On June 24, 1999, we merged with and into Silver King Resources (Delaware), Inc., a newly-formed Delaware corporation. Silver King (Delaware), Inc., the surviving corporation of the merger, was formed for the purpose of the merger and had no prior operating history. Immediately after the completion of the merger, we changed our name to Silver King Resources, Inc.


     On May 19, 2000, Silver King Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of us, merged with and into eNexi Inc., a Delaware corporation. eNexi Inc., as the surviving entity after the merger, is a wholly owned subsidiary of us. On July 17, 2000, we changed our name to eNexi Holdings, Inc. to reflect the change in our business plan.


Recent Change of Business


     Until recently, we were an exploration stage mineral resource holding company. From inception through 1998, we were inactive, having been formed to identify private business opportunities that would capitalize on our status as a public corporation. Commencing in early 1999, we began operations as an exploration-stage mineral resource holding company operating through its Mexican subsidiary, International Capri Resources, S.A. de C.V., a joint venture in which we owned a 60% interest. During 1999, the Mexican subsidiary conducted initial stage exploration of silver-producing properties in Zacualpan, Mexico. Because recent geologic results at the Zacualpan project indicated concentration of potential mineral deposits less than the amounts expected by management, we elected to temporarily suspend any further exploration activities and explore other business opportunities. Toward that end, on March 21, 2000, we entered into an Agreement and Plan of Merger with eNexi Inc., a company that provides Internet-related services. Pursuant to the terms of the merger Agreement, Silver King Acquisition, Inc., a newly formed Delaware corporation and wholly owned subsidiary of us, merged with and into eNexi. As the surviving entity of the merger, eNexi is a wholly owned subsidiary of us. Since the completion of the merger on May 19, 2000, we discontinued all mining operations in full and sold our interest in the Zacualpan project for the cancellation of debt in the approximate amount of $107,000.


     Pursuant to the terms of the merger agreement, we acquired 100% of the outstanding capital stock of eNexi for a purchase price consisting of 6,000,000 newly-issued shares of our series A convertible preferred stock, which subsequently converted into 6,000,000 shares of our common stock, or approximately 61% of the outstanding shares of common stock. In addition, as part of the merger, we agreed to assume existing eNexi warrants which permit the issuance of 1,000,000 shares of common stock at an exercise price of $2.50 per warrant. Concurrently with the closing of the merger, we completed the private placement sale of 2,009,864 shares of series B convertible preferred stock which subsequently converted into an aggregate 2,009,864 shares of common stock. We received approximately $5,024,660 of gross proceeds from the offering which will be used to fund our operations.

         eNexi

     eNexi was incorporated in Delaware in May 1999. We initially developed an automated sign-up, authentication, and multi-tiered tracking and accounting system for Internet access accounts and marketing programs. We sold the subscribers for this internet service provider in July 2000 to Galaxy Online, Inc. We modified our proprietary infrastructure for use with our current primary activities found at www.dollars4mail.com and www.MyQuickInfo.com. We acquire subscribers to these two services in order to disseminate targeted advertising on an opt-in basis both in the form of banner ads and directed e-mails. The advertisers pay us based on the number of times the advertisements appear on the users' screens or the number of times the users click on the advertisements to view an advertiser's web site. In turn, we share our advertising revenue with the dollars4mail subscribers, who receive cash compensation for referrals to the dollars4mail system and for visits they and their referrals make to the websites of advertisers on the system. dollars4mail.com is supported by our proprietary software that permits fully automated online sign-up, authentication of subscribers, and processing of multi-tiered referral compensation.

     In our dollars4mail program, a subscriber obtains a free Web-based e-mail account. While accessing that account, he or she can earn income by opening an e-mail sent to the subscriber's free e-mail account, said e-mail containing an offer to sign up for another program, usually Web based. In addition, if a subscriber plays action games or casino games, that person earns income based on time spent on our site in those pages. In essence, we share advertising revenues with our subscribers. Subscribers can also purchase a multitude of goods through our shopping site, which now has over 400 participating merchants. Subscribers obtain cash-back rebates, from which we earn a 20 percent commission. The same is true for monies earned by subscribers when they are paid to sign up for other programs off of our site and when they are paid to enter sweepstakes. This system commenced operations in mid March 2000 and as of November 2000, has over 471,000 subscribers.

     Subscribers can create a referral-earnings network if they obtain other subscribers for us. This constitutes a vital marketing system, thus ensuring a certain amount of subscriber growth in the absence of any directly paid-for marketing actions. When subscribing to the program, a user must voluntarily complete a detailed information form about interests and socio-economic status. This information allows our advertisers to target specific audiences for better response rates. Our proprietary software is compatible with the program, including the multi-tiered compensation aspect for each dollars4mail.com subscriber.


     The dollars4mail.com program is marketed in a variety of way, all on the Web. In some situations, we pay for banner ads on a cost per thousand impression basis, and sometimes on a cost per click basis. In other situations we pay a flat fee for an active subscriber sign-up, but always through Web advertising only. Under the dollars4mail.com site, the multilevel marketing structure for the site is a very nominal part of our revenue. The way it works is that if a member subscriber uses the advertisers/sponsors programs available and in turn refers other people to the site using their subscriber ID number assigned to them, they will receive compensation for each direct referral who participates in the advertisers/sponsors programs available. These referral subscribers who in turn refer members to the site who participate in the programs available will enable the original subscriber to subsequently receive an additional compensation for each level of referral up to a maximum of four additional levels.


     All subscribers to the dollars4mail program are sent a variety of daily and weekly e-mail newsletters on an opt-in basis, depending on their interests, which they provided during the sign-up process. These newsletters are from our MyQuickInfo site, which features headline news links to over 1,500 sources available on the Web. We earn revenues from banner ads placed in these newsletters as well as from special advertising devices. Finally, each newsletter features several shopping specials from the dollars4mail shopping site, which are accessed through specially created hotlinks. Users of MyQuickInfo can change the newsletters they receive, recommend the service to friends, and also easily send specific articles to others.

     At the present time, substantially all of our revenues are generated by the dollars4mail site. We believe that as the MyQuickInfo matures, it will begin to generate more substantial revenues, but there can be no assurance of its success. Since the downturn in the Internet starting in April 2000, we have suffered from reduced revenue enhancing possibilities. Consequently, we have reduced our marketing efforts and expenses until advertising spending on sites such as ours increases, of which there can be no assurance.


     There are many competitors that offer products similar to ours on their sites. Indeed, there are hundreds of advertising-enabled portals offering Web surfers the chance to make money on the Web. One of the biggest is AllAdvantage.com, which offers members payments to view ads in an adbar that is active while they surf the Web. We do not offer such a product, but the principle is the same: sharing advertising revenues with users of the system. Spree.com is a company that offers cash rebates to members. We do the same. Spedia.com offers, among other things, an adbar similar to what AllAdvantage.com offers, and in addition pays people for signing up with other programs. We offer a similar product on our site. There are other sites that offer members payments to send out jokes, to send out e-mails, etc. We compete with other companies based upon the specific content of our sites. We do note that many competitors have greater resources that we do and may create methods to acquire subscribers at a faster rate than we can. More importantly though, the major competitors for advertising revenues on the Web, such as AOL and Yahoo, have been able to increase advertising revenues while small portals such as ours have seen advertising revenues per subscriber fall.

     The principle methods of competition to attract advertisers include, but are not limited to, offering banner ads, button ads, e-mail ads and other Web-related advertising vehicles at a lower price per impression , per click or per subscriber: offering a better set of demographics to potential advertisers; offering a more heavily used Web site or sites; and offering better payment terms to potential advertisers. In particular, potential advertisers look maximize the rate of return on their advertising dollars

     We are solely responsible for the design and input the content of our sites. We maintain our servers and related equipment in our Irvine, California offices.

     We have no intellectual property except the domain registrations of www.dollars4mail.com and www.MyQuickInfo.com , as well as other names which we are not presently using.

     We do not devote any material resources to research and development. All technical and programming costs are expensed during the period in which they occur.

     We are not subject to any particular governmental regulation other than regulations affecting most corporations, such as corporate governance and taxation.

Properties

     We currently rent approximately 7,000 square feet of office space for our corporate headquarters in Irvine, California for $14,757 per month, which lease runs through May 2002.

Employees


     As of December 1, 2000, we had 9 full-time employees. None of our employees are currently covered by collective bargaining agreements. We believe that relations with our employees are good.


Legal Proceedings

     We are not currently involved in any material litigation or legal proceedings and are not aware of any potentially material litigation or proceeding threatened against us.

                                   Management

Directors and Executive Officers

Our directors and executive officers are as follows:

          Name                                       Age         Position

          Larry Mayle                                 57         Co-Chairman, Chief Executive Officer,
                                                                 Chief Financial Officer and Director


          Dr. Roger LeRoy Miller                      57         Co-Chairman, President and Director



     Set forth below is a brief background of our executive officers and directors, based on information supplied by them.

     Larry Mayle co-founded eNexi and has served as its Co-Chairman and Chief Executive Officer since its formation in May 1999. During the five years prior to co-founding eNexi, Mr. Mayle owned and managed Rally Chevrolet and other General Motors' dealerships in Southern California, where he developed automated management systems for the operation of his dealerships. Mr. Mayle holds a Bachelor of Science degree from the University of Southern California.

     Dr. Roger LeRoy Miller co-founded eNexi and has served as its Co-Chairman and President since its formation in May 1999. During the five years prior to founding eNexi, Dr. Miller owned and managed Unicor, Inc., a Florida corporation that provides manuscripts and marketing materials for college textbooks in economics, business law and political science. Through Unicor, Dr. Miller developed interactive CD-ROM and Web-based educational systems for several publishers, including HarperCollins, West and McGraw-Hill. Dr. Miller holds a Ph.D. in economics and business from the University of Chicago and a Bachelor of Arts degree in economics from the University of California at Berkeley.


     Messrs. Mayle and Miller were appointed as our Directors on May 19, 2000.


     Our Directors hold office until the next annual meeting of our stockholders and until their successors have been elected and duly qualified. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

Compensation of Directors

     Directors will receive no salary for their services and no fee for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board.

Executive Compensation


     Larry Mayle and Roger Miller earned, accrued or received no compensation in the year 1999. No other officer earned, accrued or received compensation in excess of $100,000 during the most recent two fiscal years.




                                                                                                   Long Term
                                                                                                  Compensation
  Name and Principal                                 Other      Annual        All Other        Awards/Securities
        Position          Year     Salary ($)    Compensation    Bonus        Compensation     Underlying Options(#)
        --------          ------   ---------     ------------    -----        ------------     ---------------------
Larry Mayle, Chief
Executive Officer          1999         -             -            -             -                     -
                           1998         -             -            -             -                     -


Employment Arrangements


     We entered into one year employment agreements with Messrs. Mayle and Miller providing annual salaries of $180,000 and $120,000 respectively, and other customary benefits and provisions.



Employee Stock Option Plan

     Our Board of Directors recently adopted the 2000 Employee Stock Option Plan. Under the 2000 plan, 1,500,000 shares of common stock have been authorized for issuance as Incentive Stock Options or Non-Incentive Stock Options. The 2000 plan anticipates qualifying under Section 423 of the Internal Revenue Code of 1986, as an "employee stock purchase plan." Under the 2000 plan, options may be granted to our key employees, officers, directors or consultants.

     The purchase price of the common stock subject to each Incentive Stock Option shall not be less than the fair market value (as determined in the 2000
Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted. The purchase price of the common stock subject to each Non-Incentive Stock Option shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such shares of common stock at the time such option is granted.

     The 2000 plan shall terminate 10 years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2000 plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the 2000 plan. Subject to certain restrictions, the 2000 plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

Principal Stockholders

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 1, 2000, as adjusted to reflect the conversion of the series A and series B preferred stock, by

     o each person who, to our knowledge, beneficially owns more than 5% of the our common stock;

     o each of our directors; and

     o all of our executive officers and directors as a group:


    Name and                                                Amount of
   Address of                                               Beneficial             Percentage of
Beneficial Owner                                            Ownership              Beneficial Ownership

Larry Mayle                                                  2,757,707                25.7%
c/o eNexi Inc.
30 Corporate Park, Suite 455
Irvine, CA  92606

Dr. Roger LeRoy Miller                                       1,880,571                17.5%
c/o eNexi Inc.
30 Corporate Park, Suite 455
Irvine, CA  92606

Haywood Securities, Inc.                                     1,080,000                10.0%
400 Burrard Street
Vancouver, BC
Canada V6C 3A6

Trinity Pacific Investments, Inc.                              546,000                 5.1%
 (Beneficially owned by United Nations
International Children's Emergency Fund
(UNICEF) and International Committee of the
Red Cross, Geneva, Switzerland)


All Directors and Executive Officers as a                    4,638,278                43.2%
Group (2 persons)
----------------------
o        Less than 1%.

     The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

     The foregoing table is based upon 10,732,864 shares of common stock outstanding as of November 1, 2000, assuming no other changes in the beneficial ownership of the our securities, except the issuance of 1,000,000 shares of common stock pursuant to the exercise of outstanding warrants.

     The shares attributed to Mr. Mayle includes 24,072 shares owned by Mr. Mayle's wife. Mr. Mayle disclaims beneficial ownership of such shares.

     Of the shares attributed to Haywood Securities, Inc., 1,000,000 are issuable upon exercise of presently exercisable warrants. Messrs. John Tognetti and Ladner Rose collectively own approximately 44% of the outstanding securities of Haywood Securities, Inc. In addition Mr. Tognetti is the president and chief executive officer of Haywood Securities, Inc. As a result of the foregoing, Messrs. Tognetti and Rose may be considered control persons of Haywood Securities, Inc.

         Restrictions Upon Resale


     In addition to any prohibition on transfers or sales under applicable federal or state securities laws, Larry Mayle and Roger Miller have agreed not to sell, transfer, encumber or otherwise dispose of (i) 3,000,000 shares of series A preferred stock; or (ii) the shares of common stock issuable upon the conversion of such shares, during the period commencing on May 19, 2000, and ending on the earlier to occur of (x) the date on which we have at least 500,000 subscribers in our online communities or (y) August 2002.


Voting Arrangements


     In the event that we do not have 500,000 subscribers to our online communities by August 2002, then Messrs. Mayle and Miller shall give a voting proxy with respect to 3,000,000 shares of common stock to Haywood Securities until the earlier to occur of (x) 90 days thereafter; or (y) the date on which we attain 500,000 subscribers to our online communities.

Certain Transactions

     On August 31, 1999, the demand loans set forth in the following table were made to eNexi. Such loan were repaid, with 6% interest, on July 24, 2000:


         Lender                                                        Loan Amount               Amount Repaid

         Rally  Automotive Group, of which Larry A Mayle is President     $220,431                $231,698

         Unicor, Inc., of which Dr. Roger L. Miller is President          $128,000                $134,542

         Larry A. Mayle                                                   $ 18,839                $19,802

         Dr. Roger L. Miller                                              $ 27,614                $29,027


     In March 2000, Howard Appel, a stockholder, loaned us an aggregate of $107,000 for working capital on an unsecured basis, with interest payable at 8% per year.

     In July 2000, we agreed to exchange our 60% interest in International Capri Resources, SA de CV, an investment which had a carrying value of $0 on our books, for $107,000, which was borrowed on a short-term basis from a former shareholder. The transaction resulted in a gain of $107,000.

Description of Securities

     Our authorized capital consists of 50,000,000 shares of common stock, par value $0.001 per share, 15,000,000 shares of preferred stock, par value $0.001 per share, which may be issued in one or more series at the discretion of the Board of Directors. As of November 1, 2000, 9,732,864 shares of common stock were issued and outstanding.

Common Stock

     Holders of shares of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by the our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of our present stockholders and which may dilute the book value of the shares of common stock.

     Our stockholders have no pre-emptive rights to acquire additional shares of common stock. The shares are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

     Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that it will pay dividends in the foreseeable future.

Preferred Stock

     In connection with our purchase and merger with eNexi, Inc., we issued to the principal stockholders of eNexi, Inc. 6,000,000 shares of our series A convertible preferred stock. Concurrently therewith, we completed a private placement of 2,009,864 shares of series B convertible preferred stock in exchange for approximately $5,200,000 in gross proceeds. Upon effectiveness of our 1-for-25 stock split, all shares of series A and series B convertible preferred stock were converted into shares of our common stock. There are currently no shares of preferred stock issued or outstanding.

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series.


Certain Anti-takeover Devices

     We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an Interested Stockholder owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding shares held by persons who are both directors and officers or by certain stock plans.



Transfer Agent and Registrar

     Interwest Transfer Company has been appointed as the transfer agent and registrar for our common stock. Its telephone number is (801) 272-9294.



Shares Eligible for Future Sale

     As of November 1, 2000, we had 9,732,864 shares of common stock outstanding. All of the 4,628,449 shares of common stock sold in this offering will be freely transferable by persons other than our "affiliates", as that term is defined under the Securities Act of 1933.

     Less than 50% of the outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and may not be sold in the absence of a registration under the Securities Act of 1933 unless an exemption from registration is available, including the exemption contained in Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for a period of at least one year, including an "affiliate" as that term is defined in Rule 144, is entitled to sell, within any three-month period a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.

Selling Stockholders

     The following table gives information on the selling stockholders based on the number of outstanding shares of common stock as of November 1, 2000. The number of shares to be beneficially owned following completion of the offering is based on the assumption that the stockholder will sell all of the shares that may be offered for the stockholder's account in this offering, and that the stockholder will not purchase or sell any other shares. Stockholders are not required to sell the shares that may be offered in this offering. Under Securities and Exchange Commission rules, beneficial ownership includes all shares of common stock issuable within 60 days after the date of this prospectus upon exercise of outstanding options, warrants, convertible securities or other rights.

                                                                                           Percent of                       No. of
                                                              No. of                      Outstanding                       Shares
                                                              Shares                         Shares          No. of      Owned After
                                    Beneficial              Beneficially                Represented by       Shares          Sale
             Name                     Owner                   Owned                          Total           Offered
     Seawolf LTD                 Benjamin Hsu                114,627                           1.2%            114,627           0
     Clyde Perlee                                             57,313                              *             57,313           0
     Woodside Financial          Roger Kirwan                114,627                           1.2%            114,627           0
     Services
     John S. Morton                                           28,656                              *             28,656           0
     Larry Sisson                                             57,313                              *             57,313           0
     Stephen Clarke                                           28,656                              *             28,656           0
     David Lyall                                              57,313                              *             57,313           0
     JIBE Holdings, Inc.         Bernard Leroux               28,656                              *             28,656           0
     ScouterHoldings,1nc.        Eric Savics                  57,313                              *             75,313           0
     Clarion Finanz AG           Carlo Civelli                57,313                              *             57,313           0
     John Tognetti                                            57,313                              *             57,313           0
     FEI-Brent Investments LTD   Fei Disbrow and              28,656                              *             28,656           0
                                 Brent Disbrow
     Peripatetic Investments     Kim Kawaguchi                57,313                              *             57,313           0
     LTD
     William Hunter                                           14,328                              *             14,328           0
     Steven Clayton                                           28,656                              *             28,656           0
     James Hattori                                            14,328                              *             14,328           0
     Don Simpson                                              28,656                              *             28,656           0
     Glen Pountney                                            28,656                              *             28,656           0
     John Meisenbach                                          28,656                              *             28,656           0
     Richard Grafton                                          28,656                              *             28,656           0
     Greg Boland                                              57,313                              *             57,313           0
     Jeff Brotman                                             28,656                              *             28,656           0

                                       21

     Laiy Limited                Douglas Anfossi              28,656                              *             28,656           0
     Michael Goldfarb                                         14,328                              *             14,328           0
     Mark Johnson                                            114,627                           1.2%            114,627           0

     Gary Corbett                                             26,732                              *             26,732           0
     Deans Knight Capital                                    200,000                           2.0%            200,000           0
     Management
     Greg Boland                                              40,000                              *             40,000           0
     Kaimar Investment Corp.     Peter Kains                  40,000                              *             40,000           0
     Ken Downie                                               40,000                              *             40,000           0
     Deano 2000 Holdings, Inc.   Wayne Deans                  40,000                              *             40,000           0
     Glenarriff Investment       George Galbraith             36,000                              *             36,000           0
     Val De Sol Inc.             Trevor Wilson                40,000                              *             40,000           0
     Bodejo Investments Ltd.     Lawrence Bloomberg           42,000                              *             42,000           0

     Grafton Family Trust        Rick Grafton                 80,000                              *             80,000           0
     C. Channing Buckland                                     40,000                              *             40,000           0
     Fei Brent Investments Ltd.  Fei Disbrow and Brent        27,200                              *             27,200           0
                                 Disbrow
     Robert Disbrow                                           40,000                              *             40,000           0
     Marna Disbrow                                            27,200                              *             27,200           0
     Patricia Poutney                                         60,000                              *             60,000           0
     Largo Flight Limited        Brian and Scott Lines        60,000                              *             60,000           0
     California Bank & Trust     Jonathan Andron Roth        100,000                           1.0%            100,000           0
     Agent FBO Johnathon         IRA
     Andron Roth IRA             John Adron
     Jibe Holdings Ltd.          Bernard Leroux               44,000                              *             44,000           0
     Trinity Pacific             United Nations              546,000                           5.6%            546,000           0
     Investments                 International
                                 Children's Emergency
                                 Fund (UNICEF) and
                                 International Committee
                                 of the Red Cross,
                                 Geneva, Switzerland
     Can-oro Consulting          Carolyn Cross                40,000                              *             40,000           0
     Winton Capital Holdings     Marc Belzberg               100,000                           1.0%            100,000           0
     Ltd.
     Adolf H. Lundin                                          40,000                              *             40,000           0
     Holnik Capital Inc.         Dawn Peck                    26,732                              *             26,732           0

                                       22

     Edelman Value Partners,                                  90,000                              *             90,000           0
     L.P.
     The Wimbledon Edelman                                    20,000                              *             20,000           0
     Select Opportunities
     Hedged Fund Ltd.
     Edelman Value Partners,                                  90,000                              *             90,000           0
     L.P.
     Haywood Securities, Inc.                              1,080,000                          10.0%            980,000     100,000
     KAB Investments, Inc.       Kathy Bartlett               60,000                              *             60,000           0
     Milworth Investments,       Vicki Walters, Trustee      414,000                           4.3%            414,000           0
     Inc.
     SPH Investments, Inc.       Stephen P. Harrington        60,000                              *             60,000           0

    * Less than 1%.

Plan of Distribution

     We are registering this offering of shares on behalf of the selling stockholders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The selling stockholders will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The selling stockholders may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will determine the prices at which they sell their shares in these transactions. The selling stockholders may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

         - a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         -        privately negotiated transactions.

     The selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling stockholder, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The selling stockholders may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling stockholders would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the selling stockholder. Upon a default by the selling stockholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a selling stockholder in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

     The selling stockholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

     The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

Legal Matters

     Certain legal matters in connection with this offering will be passed upon for us by Sichenzia, Ross & Friedman LLP, New York, New York.

Experts

     Our financial statements as of December 31, 1999, and for the year then ended and our balance sheet as of December 31, 1999 have been included herein and in the registration statement in reliance upon the reports of Mendoza, Berger & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

Additional Information

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     We have filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                    CONTENTS




Independent Auditors' Report..................................................................................F - 1


Balance Sheet.................................................................................................F - 2


Statement of Income and Expense...............................................................................F - 4


Statement of Stockholders' Equity.............................................................................F - 6


Statement of Cash Flows.......................................................................................F - 7


Notes to Financial Statements.................................................................................F - 9


                          Independent Auditors' Report


To the Board of Directors and Stockholders of eNexi Holdings, Inc.

We have audited the accompanying balance sheet of eNexi Holdings, Inc. (formerly known as Silver King Resources, Inc. and eNexi, Inc.) (a Delaware corporation) as of December 31, 1999, and the related statements of income and expense, stockholders' equity, and cash flows from inception (May 14, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eNexi Holdings, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from inception through December 31, 1999 in conformity with generally accepted accounting principles.

Mendoza Berger & Company, LLP



Laguna Hills, California
March 16, 2000
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                                  BALANCE SHEET
              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)

                                                      ASSETS
                                                                                                                  September 30, 2000
                                                                                                                    consolidated
                                                                                   December 31, 1999                 (unaudited)
                                                                                   ----------------------        -------------------
Current assets:
    Cash and cash equivalents                                                   $            1,196,675       $          3,555,793
    Accounts receivable                                                                          1,336                     84,234
    Other current assets                                                                        10,267                      1,734
                                                                                   ----------------------        -------------------

     Total current assets                                                                    1,208,278                  3,641,761
                                                                                   ----------------------        -------------------
Property and equipment - net  (Notes 2 and 3)                                                  181,029                    304,418
                                                                                   ----------------------        -------------------
Other assets:
    Deposits                                                                                    52,527                     44,949
    Other investment - restricted (at net realizable value)
        (Note 11)                                                                                    -                    364,500
                                                                                   ----------------------        -------------------
     Total assets                                                               $            1,441,834       $          4,355,628
                                                                                   ======================        ===================



    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                                  BALANCE SHEET
              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                                             September 30, 2000
                                                                                                                  consolidated
                                                                                   December 31, 1999               (unaudited)
                                                                               --------------------------    -----------------------
Current liabilities:
    Accounts payable                                                            $              88,994        $               67,774
    Accrued liabilities                                                                         7,979                             -
    Notes payable (Note 4)                                                                    394,884                             -
    Other current liabilities                                                                       -                           563
                                                                                   ----------------------        -------------------

     Total current liabilities                                                                491,857                        68,337
                                                                                   ----------------------        -------------------
Commitments and contingency (Note 6)                                                                -                             -

Stockholders' equity: (Notes 5 and 11)
    Preferred Stock
     Preferred Stock, $0.0001 par value, 6,000,000 shares
        authorized and 0 shares issued and outstanding at
        September 30, 2000                                                                          -                             -
     Convertible Series A, $0.0001 par value, 6,000,000 shares
        authorized, 0 shares issued and outstanding at
        September 30, 2000                                                                          -                             -
     Convertible Series B, $0.0001 par value, 3,000,000 shares
        authorized, 0 shares issued and outstanding
        at September 30, 2000                                                                       -                             -
    Common Stock
     $0.01 par value,  1,200,000 shares authorized,  1,048,868 shares issued and outstanding at December 31, 1999,  $0.0001 par value,  50,000,000 shares authorized,  9,732,864  shares issued and  outstanding  at September 30,
        2000,
        respectively                                                                           10,489                           974
    Additional paid-in capital                                                              2,435,031                     7,073,386
    Warrants outstanding                                                                            -                        14,000
    Accumulated deficit                                                                    (1,495,543)                   (2,801,069)
                                                                                   ----------------------        -------------------
     Total stockholders' equity                                                               949,977                     4,287,291
                                                                                   ----------------------        -------------------
     Total liabilities and stockholders' equity                                 $           1,441,834        $            4,355,628
                                                                                   ======================        ===================

    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                         STATEMENT OF INCOME AND EXPENSE
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)



                                                                                                                Nine months ended
                                                                                                               September 30, 2000
                                                                                From inception through            consolidated
                                                                                  December 31, 1999                (unaudited)
                                                                                   ----------------------        -------------------
Net revenues                                                                   $              27,192          $             322,490
                                                                                   ----------------------        -------------------
Operating costs and expense:
    Cost of recurring revenues                                                                98,626                         99,052
    Sales and marketing                                                                      310,480                        445,537
    General and administrative                                                             1,098,927                      1,082,970
    Depreciation                                                                              22,846                         41,605
    Organization costs (Note 11)                                                                   -                         99,416
                                                                                   ----------------------        -------------------
      Total operating costs and expenses                                                   1,530,879                      1,768,580
                                                                                   ----------------------        -------------------
Loss from operations                                                                      (1,503,687)                    (1,446,090)

Other income (expense)
    Interest expense                                                                          (9,141)                       (10,071)
    Interest income                                                                           17,285                         80,926
    Gain from disposal of investment interest (Note 4)                                             -                        107,000
    Other income - net                                                                             -                          1,292
                                                                                   ----------------------        -------------------
Loss from continuing operations before income
   tax benefit                                                                            (1,495,543)                    (1,266,943)
                                                                                   ----------------------        -------------------
Income tax benefit (Note 7)                                                                        -                        185,000
                                                                                   ----------------------        -------------------
Loss from continuing operations                                                           (1,495,543)                    (1,081,943)

Discontinued operations:
Loss from operations of disposed business segment                                                  -                       (504,047)
Gain on disposal of business segment, net of tax                                                   -                        280,464
                                                                                   ----------------------        -------------------
      Net loss                                                                 $          (1,495,543)         $          (1,305,526)
                                                                                  =======================       ====================


    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                   STATEMENT OF INCOME AND EXPENSE (CONTINUED)
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)



                                                                                                                Nine months ended
                                                                                                               September 30, 2000
                                                                                From inception through            consolidated
                                                                                  December 31, 1999                (unaudited)
                                                                                   ----------------------        -------------------
Net income (loss) per share (Note 2):
    Loss from continuing operations per share                                  $                  (2.07)      $              (0.27)
    Loss from operations of disposed business
       segment per share                                                                              -                      (0.12)
    Gain on disposal of business segment per share                                                    -                       0.07
                                                                                   ----------------------        -------------------
    Net loss per share                                                         $                  (2.07)      $              (0.32)
                                                                                   ======================       ====================

Weighted average shares outstanding                                                             722,905                   4,037,761
                                                                                   ======================       ====================


    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                        STATEMENT OF STOCKHOLDERS' EQUITY
       FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND FOR THE
                NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)


                               Series A Convertible Series B Convertible
                                 Preferred Stock     Preferred Stock         Common Stock
                                                                                                                          Retained
                                 Number     Par      Number      Par      Number      Par       Additional   Warrants     Earnings
                                of Shares   Value   of Shares   Value    of Shares   Value       Paid-in    Outstanding   (Deficit)

Balance, May 14, 1999               -    $   -         -      $   -           -     $    -     $     -      $     -     $      -

Issuance  of stock for cash         -        -         -          -        10,052       101       100,419         -            -

Stock dividend (Note 5)             -        -         -          -       834,316     8,343        (8,343)        -            -

Conversion of debt to
 equity (Note 5)                    -        -         -          -           -           -       300,000         -            -


Issuance of stock for cash          -        -         -          -       204,500     2,045     2,042,955         -            -

Net loss                            -        -         -          -           -           -          -            -      (1,495,543)
                              -----------  -----   -----------  -----   ---------    -------   ----------     --------  ------------

Balance, December 31, 1999          -        -         -          -     1,048,868    10,489     2,435,031         -      (1,495,543)

Purchase of stock for cash
 (Note 5)                           -        -         -          -        (2,000)      (20)      (19,980)        -            -

Shares issued for common
 stock (Note 11)               6,000,000    600        -          -    43,075,000     4,308       813,843       14,000     (873,762)

Adjusting entries to reflect
 reverse acquisition (Note 11)      -        -         -          -    (1,046,868)  (10,469)     (863,893)        -         873,762

Issuance of Series B
 Preferred Stock for
 cash (Note 11)                     -        -      2,009,864    201          -           -     4,704,250         -            -

1 for 25 reverse stock split
   (Note 5)                         -        -         -          -   (41,352,000)   (4,135)        4,135         -            -

Issuance of common stock
 for conversion of Series A
 and Series B Preferred Stock
 (Note 11)                    (6,000,000)  (600)   (2,009,864)  (201)   8,009,864        801          -           -            -

Net loss                            -        -         -          -           -            -          -           -      (1,305,526)
                              -----------  -----   -----------  -----   ---------    -------   ----------     --------  ------------
Balance, September 30, 2000
   consolidated (unaudited)         -      $ -         -        $ -     9,732,864    $   974   $7,073,386     $ 14,000  $(2,801,069)


    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                        STATEMENT OF STOCKHOLDERS' EQUITY
       FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND FOR THE
                NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)
                                    (CONT'D)


                                  Total
                                Stockholders'
                                  Equity

Balance, May 14, 1999           $    -

Issuance  of stock for cash        100,520

Stock dividend (Note 5)              -

Conversion of debt to
 equity (Note 5)                   300,000


Issuance of stock for cash       2,045,000

Net loss                        (1,495,543)
                                -----------

Balance, December 31, 1999         949,977

Purchase of stock for cash
 (Note 5)                          (20,000)

Shares issued for common
 stock (Note 11)                   (41,011)

Adjusting entries to reflect
 reverse acquisition (Note 11)        (600)

Issuance of Series B
 Preferred Stock for
 cash (Note 11)                  4,704,451

1 for 25 reverse stock split
   (Note 5)                          -

Issuance of common stock
 for conversion of Series A
 and Series B Preferred Stock
 (Note 11)                           -

Net loss                        (1,305,526)
                                -----------
Balance, September 30, 2000
   consolidated (unaudited)    $ 4,287,291
                                ===========

    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                             STATEMENT OF CASH FLOWS
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                                                                                Nine months ended
                                                                                From inception through          September 30, 2000
                                                                                   December 31, 1999               consolidated
                                                                                                                   (unaudited)
                                                                                   ----------------------        -------------------
    Cash flows provided by operating activities:
      Net loss                                                                   $           (1,495,543)      $        (1,305,526)
                                                                                   ----------------------        -------------------
   Adjustment to reconcile net loss to cash used by operations:
      Depreciation                                                                               22,846                    41,605
      Organization costs                                                                              -                    99,416
      Gain from sale of discontinued operations                                                       -                  (465,464)
      Gain from disposal of investment interest                                                       -                  (107,000)
      Other                                                                                           -                    (1,292)
    Changes in assets and liabilities:
      Accounts receivable                                                                        (1,336)                  (82,898)
      Other current assets                                                                      (10,267)                   13,804
      Deposits                                                                                  (52,527)                    7,580
      Accounts payable                                                                           88,994                   (60,519)
      Accrued liabilities                                                                         7,979                    (7,979)
      Other current liabilities                                                                       -                       563
                                                                                    ----------------------        ------------------
        Total adjustments                                                                        55,689                  (562,184)
                                                                                    ----------------------        ------------------
        Net cash used by operations                                                          (1,439,854)               (1,867,710)
                                                                                    ----------------------        ------------------
    Cash flows used by investing activities:
      Purchase of property and equipment                                                       (203,875)                 (167,037)
      Other investment                                                                                -                  (364,500)
      Proceeds from sale of discontinued operations                                                   -                   465,464
      Securities received for discontinued operations                                                 -                  (100,964)
      Proceeds from sale of securities                                                                -                   104,298
                                                                                    ----------------------        ------------------
        Net cash used by investing activities                                                  (203,875)                  (62,739)
                                                                                    ----------------------        ------------------
    Cash flows provided by financing activities:
      Proceeds from notes payable                                                               394,884                         -
      Payoff of notes payable                                                                         -                  (394,884)
      Purchase of treasury stock                                                                      -                   (20,000)
      Issuance of common stock                                                                2,445,520                 4,704,451
                                                                                    ----------------------        ------------------
        Net cash provided by financing activities                                             2,840,404                 4,289,567
                                                                                    ----------------------        ------------------
            Net increase in cash and cash equivalents                                         1,196,675                 2,359,118

           Cash and cash equivalents, beginning of period                                             -                 1,196,675
                                                                                    ----------------------        ------------------
    Cash and cash equivalents, end of period                                     $            1,196,675       $         3,555,793
                                                                                    ======================        ==================

    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                       STATEMENT OF CASH FLOWS (CONTINUED)
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)



                                                                                                                  Nine months ended
                                                                                    From inception through       September 30, 2000
                                                                                      December 31, 1999             consolidated
                                                                                                                    (unaudited)
                                                                                    ----------------------        ------------------
Supplemental disclosures of cash flow information:


       Cash paid during the period for:
          Interest expense                                                      $                    -       $             13,842
                                                                                   ======================        ===================

    Supplemental schedule of non cash operating, investing, and financing activities:

       Stock dividend                                                           $                8,343       $                  -
                                                                                   ======================        ===================
       Conversion of long-term debt to common stock                             $              300,000       $                  -
                                                                                   ======================        ===================
       Issuance of stock for net assets acquired                                $                    -       $            104,687
                                                                                   ======================        ===================


    The accompanying notes are an integral part of these financial statements
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


1.       NATURE OF BUSINESS AND ORGANIZATION

         eNexi Holdings, Inc. (formerly known as Silver King Resources, Inc. and eNexi, Inc.) (the Company) was incorporated in Delaware in May 1999. It is an Internet company that creates company-owned direct response and content delivery web sites with dollars4mail.com and myquickinfo.com as its current web sites. Prior to the sale of its virtuallyfreeinternet.com site in July 2000, see Note 11, it had also provided free e-mail accounts through its Web-based e-mail system. Advertisers pay the Company, which in turn, shares its advertising revenue with its dollars4mail subscribers, who receive cash compensation for referrals to the dollars4mail system and for visits they and their referrals make to the websites of advertisers on the system.

         As disclosed in Note 11, the Company consummated a merger on May 19, 2000, which was accounted for as a reverse acquisition, and a recapitalization of the Company.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenue Recognition

         Revenues with its virtuallyfreeinternet.com site consisted of monthly fees charged to members for Internet access and were recognized as services were provided. The Company offered a 30-day free trial period to use its Internet services and recognized the monthly revenues once the 30-day period has expired. Its current revenues with dollars4mail.com are generated from disseminating targeted advertising on an opt-in basis, both in the form of banner ads and directed e-mails. It recently began a new website, myquickinfo.com, which allows users to earn money and win prizes with the Company to generate revenue from advertisers for space purchased on the Company's website as services are provided.

         Cash Equivalents

         Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash within ninety (90) days of purchase.


         Property and Equipment

         Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is generally five years. The Company has no equipment under capital leases.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------


         Other Investment

         Other investment is primarily restricted common stock of Galaxy Online, Inc., which is held in escrow and which is related to the sale of VirtuallyFreeInternet.com, see Note 11. This investment is stated at net realizable value.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits in excess of $100,000. The Company places its cash deposits with high-credit quality financial institutions. At times, balances in the Company's cash accounts may exceed the Federal Deposit Insurance Corporation's (FDIC) limit of $100,000. The Company's cash investment policies limit investments to short-term, investment grade instruments.

         The Company is dependent upon other third parties for credit card processing, dial-up connectivity, and for the hosting of its system infrastructure and database servers. If the services of any of these third parties is interrupted, it could have a material adverse impact on the Company's operations.

         Advertising

         The cost of advertising is expensed as incurred. The Company incurred advertising expense of $277,000 and $481,599 (unaudited) for the periods ended December 31, 1999 and September 30, 2000, respectively.

         Income Taxes

         The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. A valuation allowance has been provided for deferred tax assets when it is more likely than not that all or some portion of the deferred tax asset will not be realized. The Company has established a full valuation allowance on the aforementioned deferred tax assets due to the uncertainty of realization.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

         Interim Financial Information and Basis of Presentation

         The unaudited consolidated financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of their operations and cash flows for the periods presented. The unaudited results of operations for the nine months ended September 30, 2000, are not necessarily indicative of results for the entire fiscal year ending December 31, 2000.

         The unaudited interim financial statements include the accounts of the Company and its Subsidiary. All material intercompany transactions have been eliminated.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

         Fair Value of Financial Instruments

         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principals. For certain of the Company's financial instruments, including cash, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered the Company for debt of similar maturities are substantially the same.

         Net Loss Per Share

         Net loss per share is calculated based on the weighted average number of common shares outstanding. Warrants outstanding have not been included in the net loss per share calculation since their effect would be antidilutive.

         All references to number of shares and per share amounts on the balance
         sheet  have  been   adjusted   to  give   retroactive   effect  to  the
         recapitalizations and stock splits.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

         Reclassification

         Certain reclassifications have been made to previously reported amounts to conform to the current - period presentation.

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at:

                                                                          December 31, 1999        September 30, 2000
                                                                                                       (unaudited)
                                                                        ----------------------    ----------------------

         Equipment                                                       $         203,875        $          368,121
         Less: accumulated depreciation                                            (22,846)                  (63,703)
                                                                            ------------------        ------------------

                                                                         $         181,029        $          304,418
                                                                            ==================        ==================

         Depreciation expense for the period ended December 31, 1999 and September 30, 2000 was $22,846 and $41,605 (unaudited), respectively.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)




4.       NOTES PAYABLE

         The following is a summary of notes payable at:

                                                                                                  September 30, 2000
                                                                          December 31, 1999            (unaudited)
                                                                        ----------------------    ----------------------
        6% note payable, due upon demand to Rally
           Automotive Group. Larry A Mayle, President of Rally
          Automotive Group is also Co-chairman
           and Chief Executive Officer of eNexi Inc.                     $              220,431   $                  -

        6% note payable, due upon demand to Unicor,
           Inc.  Dr. Roger L. Miller, President of Unicor,
           Inc. is  also Co-chairman and President of
           eNexi Inc.                                                                   128,000                      -

        6% note payable, due upon demand to Larry A.
           Mayle, Co-chairman and Chief Executive
           Officer of eNexi, Inc.                                                        18,839                      -

        6% note payable due upon demand to Dr. Roger
           L. Miller, Co-chairman and President of eNexi,
           Inc.                                                                          27,614                      -
                                                                        -----------------------   ----------------------
                                                                         $              394,884   $                  -
                                                                        =======================   ======================

         Payoff of Notes Payable (unaudited)

         In July 2000, the Company paid off all of its notes payable totaling $415,069 plus accrued interest of $1,636.

         Extinguishment of Related Party Debt (unaudited)

         In July 2000, the Company agreed to exchange its 60% interest in International Capri Resources, SA de CV, an investment which had a carrying value of $0 on the Company's books in exchange for a note payable in the amount of $107,000, which was borrowed on a short term basis from a former shareholder. The transaction resulted in a gain of $107,000.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


5.       CAPITAL STOCK

         Stock Dividend

         On September 1, 1999, the Company distributed 834,316 shares of common stock in connection with a 8,400% stock dividend. As a result of the stock dividend, common stock was increased and additional paid in capital was decreased by $8,343, respectively. All references in the accompanying financial statements to the number of common shares and per-share amounts have been restated to reflect the stock dividend.


           Conversion of Debt to Equity

         On September 1, 1999, the Company converted a $180,000 and a $120,000 promissory note due to the Chairman/CEO and President, respectively, into capital. This was done as part of the original capitalization of the Company and no additional shares were issued in conjunction with this transaction.

         Warrants

         In December, 1999, the Company agreed to issue 1,000.3 warrants, for every 1,000 shares of any type of stock issued. The warrants enable the holders to purchase one share of the Company's common stock and are exercisable within five years at a strike price equal to the stock's market value at the time any additional shares are issued. The warrants were canceled as of the date of the merger (Note 11).

         Retirement of Stock (unaudited)

         On March 29, 2000, the Company purchased 2,000 shares of common stock from two stockholders for the purchase price of $10 per share. The shares were immediately retired.

         Reverse Stock Split (unaudited)

         On May 25, 2000, the Company's Board of Directors authorized a 1 for 25 reverse stock split of the Company's $0.0001 par value common stock effective June 26, 2000, for all common stockholders of record at June 23, 2000. As a result of the reverse split, 41,352,000 shares of common stock were returned to the Company, and an additional paid-in capital was increased by $4,135. All references in the accompanying financial statements to the number of common shares and per share amounts for September 30, 2000 and the nine months then ended have been restated to reflect the reverse stock split.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)



5.       CAPITAL STOCK (Continued)
         -------------

         Conversion of Preferred Stock (unaudited)

         The 1 for 25 reverse stock split authorized by the Company's Board of Directors on May 25, 2000, will automatically convert the Company's Series A and Series B Convertible Preferred Stock on a 1 for 1 basis into shares of common stock, after the reverse stock split.

6.       COMMITMENTS AND CONTINGENCY

         Operating Leases and Agreements

         The Company leases office and storage space under non-cancelable operating leases which expire September and August, 2000, respectively, and require monthly lease payments totaling $13,868. On July 1, 2000, the Company entered into a new non-cancelable operating lease for $14,757 per month through June 30, 2001 and $15,347 through June 30, 2002 for its office space. The amount of rent expense recorded for the periods ended December 31, 1999 and September 30, 2000, totaled $75,456 and $161,020 (unaudited), respectively.

         The Company leased computer and office furniture under operating leases which expire through August 2001 and required monthly lease payments totaling $13,955. The amount of rent expense recorded for the periods ended December 31, 1999 and September 30, 2000, totaled $63,612 and $116,478 (unaudited), respectively. On October 30, 2000, the Company assigned a computer lease which required monthly payments totaling $11,480 through August 2001. Additionally, in June 2000, the Company allowed its office furniture leases to lapse and were not renewed.

         The Company has entered into an agreement with Apex Global Internet Services (AGIS) to provide Internet ports. The term of the agreement is 12 months starting June 7, 1999 and requires a monthly payment of $1,620, which will be increased as more ports are provided. This agreement has not been renewed. The amount of expense recorded for the periods ended December 31, 1999 and September 30, 2000, was $108,700 and $0 (unaudited), respectively. See related contingency note below.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)



6.       COMMITMENTS AND CONTINGENCY (Continued)
         ---------------------------

         The Company has entered into two agreements to provide Internet ports which expire March and August, 2002, respectively and require monthly payments totaling $22,600, which will be increased as more ports are provided. The amount of expense recorded for the periods ended December 31, 1999 and September 30, 2000, totaled $45,315 and $149,560
         (unaudited), respectively.

         Future minimum lease and agreement payments are as follows as of December 31, 1999:

          For the year
         ended December                                     Furniture and
              31,                     Office                  Equipment                Services                  Total
       -------------------    --------------------    ----------------------    -------------------    ----------------------

              2000            $           194,527     $             113,678     $          287,440     $             595,645
              2001                        180,622                         -                290,640                   471,262
              2002                         92,082                         -                158,300                   250,382
                              --------------------    ----------------------    -------------------    ----------------------

                              $           467,231     $             113,678     $          736,380     $           1,317,289
                              ====================    ======================    ===================    ======================


         Employment and Consulting Agreements (unaudited)

         The Company has entered into agreements dated December 1, 1999 with its Co-Chairman and Chief Executive Officer and Co-Chairman and President. The agreements call for monthly payments totaling $25,000 which began once the Company received its second round of outside financing and will continue for periods of one year, thereafter.


         Contingency


         AGIS, one of the vendors used by the Company to provide dial-up ports to its customers, declared bankruptcy by filing for Chapter 11 in February 2000. The Company has added an additional vendor that will cover the potential loss of the ports provided by AGIS.

         Additionally, the Company is in the process of clarifying the terms of its agreement with AGIS based upon what management believes is contradictory language in the contract. The agreement entered into in June 1999, states that the Company will pay a monthly charge of $81,000 for the deployment of 1,000 ports, totaling $567,000 for the period ended December 31, 1999. The Company asserts that it should be billed only for ports used, which amounts to $1,620 per month. See operating leases and agreements disclosure above. AGIS has not disputed the Company's assertion, however, it has calculated the monthly billing amount at $2,500. The Company has initially made a
                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


6.         COMMITMENTS AND CONTINGENCY (Continued)
           ---------------------------

         payment of $108,700, which the Company asserts will be applied against any future resolution and has been charged to expense during the nine months ended September 30, 2000 (unaudited). AGIS has been in contact with Company management, attempting to resolve this issue. The Company has not sought the services of outside counsel.

7.       INCOME TAXES

         The Company incurred taxable losses for federal and state purposes for the periods ended December 31, 1999 and September 30, 2000 (unaudited). Accordingly, the Company did not incur any federal income tax expense for those periods other than the minimum required taxes for state purposes.

         Prior to September 7, 1999, the Company was taxed as an S Corporation. All tax benefits arising from operating losses as an S Corporation were passed to the individual shareholders.

         The Company's effective tax benefit on pretax loss differs from the U.S. Federal Statutory tax rate for the periods ended December 31, 1999 and September 30, 2000 (unaudited) as follows:

                                                                                              September 30, 2000
                                                                 December 31, 1999                (unaudited)
                                                              -------------------------      ----------------------
        Federal statutory tax (benefit)                                       (34.00%)                    (34.00%)
        State tax (benefit)                                                    (5.83%)                     (5.83%)
                                                              -------------------------      ----------------------
                                                                              (39.83%)                    (39.83%)
                                                              =========================      ======================

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)



7.       INCOME TAXES (Continued)
         ------------

         The components of income tax expense (benefit) consisted of the following:

                                                                                          Nine months ended
                                                             From inception through          September 30, 2000
                                                             December 31, 1999                 (consolidated)
                                                                                                (unaudited)
                                                             -------------------------    -------------------------

             Current:
                   Federal                                    $                   -       $           (158,000)
                   State                                                          -                    (27,000)

             Deferred:
                   Federal                                                        -                          -
                   State                                                          -                          -
                                                             -------------------------    -------------------------

                    Total income tax benefit                  $                   -       $           (185,000)
                                                             =========================    =========================

         The total income tax benefit for the nine months ended September 30, 2000, was offset by the income tax effect on the gain on disposal of business segment.

         Significant components of the Company's deferred tax asset at December 31, 1999 and September 30, 2000, (unaudited) are as follows:


                                                                December 31, 1999            September 30, 2000
                                                                                                (unaudited)
                                                             -------------------------    -------------------------

             Net operating loss carryforwards                 $             307,000       $          1,464,000
                                                             -------------------------    -------------------------
                     Gross deferred tax assets                              307,000                  1,464,000

                     Valuation allowance                                   (307,000)                (1,464,000)
                                                             -------------------------    -------------------------
                      Net deferred tax assets                 $                   -       $                  -
                                                             =========================    =========================

         At December 31, 1999 and September 30, 2000, (unaudited) the Company had net operating loss carryforwards of approximately $772,000 and $3,675,000, respectively related to federal and state income taxes which can be used to offset future federal and state taxable income from operations.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)

7.       INCOME TAXES (Continued)
         ------------

         As a result of the merger on May 19, 2000, (Note 11), the Company will have combined net operating loss carryforwards of approximately $3,675,000 related to federal and state income taxes which can be used to offset future federal and state taxable income from operations. The carryforwards will begin to expire in 2007, and substantially all will expire in 2019. Additionally, at September 30, 2000, the Company had net loss carryforwards of approximately $120,000 for Mexican income tax purposes, which if not used will expire in 2009.

         Under the Tax Reform Act of 1986, the benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three year period. The impact of any limitations that may be imposed for future issuances of equity securities, including issuances with respect to acquisitions, have not been determined.

8.       PROFIT SHARING PLAN

         The Company has a profit sharing plan that covers all non-shareholder employees. Contributions to the plan are at the discretion of management. Management did not make a contribution to the plan for the period ended December 31, 1999. The plan was canceled as of the date of the merger (Note 11).

9.       EMPLOYEE STOCK OPTION PLAN (unaudited)

         As of January 1, 2000, the Company adopted a stock option plan under which 15,000,000 shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, and any other key employees of the Company. The options may be exercised at not less than 85% of the fair market value of the shares on the date of grant. The options expire after 10 years from the date of grant and 5 years from the date of grant for a ten percent shareholder, as defined. The options are exercisable immediately when granted and are subject to restrictions on transfer, repurchase and right of first refusal.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


9.       EMPLOYEE STOCK OPTION PLAN (unaudited) (Continued)
         --------------------------------------

         Information with respect to the stock options is summarized below:

           Outstanding at January 1, 2000                                                           -
           Granted                                                                             56,000
           Exercised                                                                                -
           Expired                                                                                  -
                                                                            --------------------------
           Outstanding at September 30, 2000                                                   56,000
                                                                            ==========================


         The  Company  applies  APB  Opinion 25 and  related  interpretation  in
         accounting  for  stock   options.   The  Company  did  not  record  any
         compensation expense for the nine months ended September 30, 2000.

10.      SEGMENT AND GEOGRAPHIC INFORMATION

         The Company has adopted SFAS No. 131, "Disclosures About Segments Of An Enterprise And Related Information", in the period ended December 31, 1999. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance.

         The Company is an Internet service provider (ISP) and intermediary for online advertising and marketing. Services are provided through free e-mail accounts in a Web-based e-mail system, www.dollars4mail.com and through the VirtuallyFreeInternet.com division, which was sold, see
         Note 11, and provides analog Internet access to subscribers for a monthly fee. In measuring performance and allocating assets, the chief operating decision maker reviews each segment by type of service provided.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)



10.      SEGMENT AND GEOGRAPHIC INFORMATION (Continued)
         ----------------------------------

           For the nine months ended
               September 30, 2000
                  (unaudited)                     VirtuallyFreeInternet           Dollars4mail                Total
        ---------------------------------        ------------------------       -----------------        ----------------

        Net revenue                          $                       -       $        322,490        $         322,490
                                                 ========================       =================        ================

        Loss from continuing
           operations                        $                       -       $     (1,266,943)       $      (1,266,943)
        Income tax benefit                                     185,000                      -                  185,000
        Loss from operations
           of disposed business
           segment                                            (504,047)                     -                 (504,047)
        Gain on disposal of
           business segment,
           net of tax                                          280,464                      -                  280,464
                                                 ------------------------       -----------------        ----------------

        Net loss                             $                 (38,583)      $     (1,266,943)       $      (1,305,526)
                                                 ========================       =================        ================
        For the year ended December 31,
        1999                                      VirtuallyFreeInternet           Dollars4mail           Total
                                                 ------------------------       -----------------        ----------------
        Net revenues                         $                  27,192       $              -        $          27,192
                                                 ========================       =================        ================
        Net loss                             $              (1,495,543)      $              -        $      (1,495,543)
                                                 ========================       =================        ================


11.       SUBSEQUENT EVENTS

            Merger and Private Placement (unaudited)

         On May 19, 2000, the board of directors and stockholders of Silver King Resources, Inc., a Delaware corporation (Silver King), approved and adopted the Agreement and Plan of Merger, dated as of March 21, 2000, (the Agreement), by and among Silver King and Silver King Acquisition, Inc. (Acquisition Corp), a wholly-owned subsidiary formed for the purpose of the merger. Pursuant to the Agreement, Silver King issued 6,000,000 shares of its Series A Convertible Preferred Stock, par value $.0001 per share, convertible into 6,000,000 shares of Silver King's common stock, par value $.0001 per share to the stockholders of eNexi, Inc., in exchange for 100% of the outstanding capital stock of eNexi, Inc. Simultaneously, Silver King issued 2,009,864 shares at $2.50 per share of Series B Convertible Preferred Stock, convertible to 2,009,864 shares of common stock. The Company recorded $99,416 of organization costs related to the merger for the nine months ended September 30, 2000.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


11.       SUBSEQUENT EVENTS (Continued)
          -----------------

            Merger and Private Placement (unaudited) (Continued)
            ----------------------------------------

         In addition Silver King assumed existing common stock purchase warrants from eNexi, Inc. which will be exchanged for 1,000,000 shares of common stock of Silver King at an exercise price of $.10 per share.

         Since the former shareholders of eNexi, Inc. acquired control of the Silver King through Acquisition Corp. upon the merger closing, the merger was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, eNexi, Inc. was considered the accounting acquiror and the related business combination was considered a recapitalization of eNexi, Inc., rather than an acquisition by Silver King. Silver King recapitalized its common stock shortly following the merger, effective June 26, 2000, which took the form of a 1 for 25 reverse split. The historical financial statements prior to May 19, 2000, will be those of eNexi, Inc. but the name of the corporation going forward will be eNexi Holdings, Inc.

         Sale of VirtuallyFreeInternet.com

         In June 2000, the Company created a wholly owned subsidiary, Viaduct II (an Indiana corporation). The Company then sold its VirtuallyFreeInternet.com subscriber base, data base of unserviced affiliates, and its related domain names, "virtuallyfreeinternet.com" and "vfmail.com" to Viaduct II for $1.

         On June 28, 2000, the Company entered into an agreement to sell its wholly owned subsidiary, Viaduct II, to Galaxy Online, Inc. (a Yukon Territory, Canada corporation). The Company exchanged all of the issued and outstanding common stock of Viaduct II for 342,253 common shares of Galaxy Online, Inc. The sale was effective and closed on July 10, 2000. The Company received 85,563 common shares with a per share price of $1.18 for a total market value of $100,964. In addition, the remaining 256,690 common shares of Galaxy Online, Inc. will be held in escrow until June 28, 2002. On or before June 28, 2002, Galaxy Online, Inc. has the option to give the Company the shares held in escrow or a minimum $364,500 in cash.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


11.       SUBSEQUENT EVENTS (Continued)
          -----------------

         Merger and Private Placement and Sale of VirtuallyFreeInternet.com Unaudited Pro Forma Condensed Consolidated Statements of Income and Expense

         The following Unaudited Pro Forma Condensed Consolidated Statements of Income and Expense reflect adjustments to eNexi Holdings, Inc."s historical financial statements as of the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively, to give effect to the above described merger and private placement and the sale of VirtuallyFreeInternet.com.

         The accompanying unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the merger and private placement and sale of VirtuallyFreeInternet.com been in effect during the periods presented, or which may be reported in the future.

         The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for eNexi Holdings, Inc.

                              eNexi HOLDINGS, INC.
         (Formerly known as Silver King Resources, Inc. and eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND NINE MONTHS ENDED SEPTEMBER 30, 2000
             (The information with respect to the nine months ended
                        September 30, 2000 is unaudited)


11.       SUBSEQUENT EVENTS (Continued)
          -----------------

         Merger  and  Private  Placement  and Sale of  VirtuallyFreeInternet.com
         Unaudited  Pro Forma  Condensed   Consolidated Statements of Income and
         Expense (Continued)


                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         STATEMENT OF INCOME AND EXPENSE

                                                                              Pro Forma from             Nine months ended
                                                                            inception through            September 30, 2000
                                                                            December 31, 1999         consolidated (unaudited)
                                                                               (unaudited)
                                                                         -------------------------    -------------------------

Net revenues                                                              $                   -       $             322,490
                                                                         -------------------------    -------------------------
Operating costs and expenses                                                             99,416                   1,768,580
                                                                         -------------------------    -------------------------
Other  income                                                                             8,144                     179,147
                                                                         -------------------------    -------------------------
Loss from continuing operations before income tax benefit                               (91,272)                 (1,266,943)
                                                                         -------------------------    -------------------------
Income tax benefit                                                                      185,000                     185,000
                                                                         -------------------------    -------------------------
Income (loss) from continuing operations                                                 93,728                  (1,081,943)
                                                                         -------------------------    -------------------------
Discontinued operations:
  Loss from operations of disposed business segment                                  (1,503,687)                   (504,047)
  Gain on disposal of business segment, net of tax                                      280,464                     280,464
                                                                         -------------------------    -------------------------
Net loss                                                                  $          (1,129,495)      $          (1,305,526)
                                                                         =========================    =========================

Earnings per common share assuming dilution (or diluted earnings per share):
  Income (loss) from continuing operations per share                      $                0.13    $                  (0.27)
  Loss from operations of disposed business segment per
     share                                                                                (2.08)                      (0.12)
  Gain on disposal of business segment per share                                           0.39                        0.07
                                                                         -------------------------    -------------------------

  Net loss                                                                $               (1.56)  $                   (0.32)
                                                                         =========================    =========================
Weighted average shares outstanding                                                     722,905                   4,037,761
                                                                         =========================    =========================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby. All of such expenses will be borne by the Company.

            SEC registration fee.......................................................................        $ 4,266
            Printing and engraving.....................................................................          1,000
            Accountant's fees and expenses.............................................................         10,000
            Legal fees.................................................................................         30,000
            Blue sky fees and expenses.................................................................          5,000
            Miscellaneous..............................................................................          1,734

                                    Total..............................................................        $52,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     1. On January 27, 1999, Silver King issued and sold an aggregate of 14,500,000 shares of common stock to 43 purchasers to raise gross proceeds of $14,500. This offering was undertaken by Silver King prior to any significant operations. At that time Silver King was an inactive company with no assets or liabilities. Investors in such offering were, therefore, subject to a number of risks and uncertainties, including the material contingencies. These shares were issued directly by Silver King without payment of any commissions to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.


     2. On January 27, 1999, Silver King issued and sold an aggregate of 2,000,000 units, each unit consisting of one share of common stock and five year warrants to purchase four shares of common stock at an exercise price of $4.00 per share to raise gross proceeds of $16,000. This offering was undertaken by Silver King prior to any significant operations. At that time Silver King was an inactive company with no assets or liabilities. Investors in such offering were, therefore, subject to a number of risks and uncertainties, including the material contingencies associated with a new venture. These units were issued directly by Silver King without payment of any commissions to two accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.


     3. On April 14, 1999, Silver King issued and sold an aggregate of 525,000 shares of common stock to raise gross proceeds of $525,000. This offering was undertaken by Silver King prior to any significant operations. At that time there were no assurances that Silver King would become an operating company. Investors in such offering were, therefore, subject to a number of risks and uncertainties. These shares were issued directly by Silver King without payment of any commissions seven accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.


     4. On April 15, 1999, Silver King issued 50,000 shares of common stock to Founders Equity Group, Inc., as consideration for a $100,000 loan made to Silver King, which was repaid in full on May 25, 1999. These shares were issued directly by Silver King without payment of any commissions to Founders Equity in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

     5. On February 3, 2000, Silver King sold an aggregate 25,000,000 units, each unit consisting of one share of common stock and three year warrants to purchase two shares of common stock at an exercise price of $0.01 per share. The purchase price of a unit was $.005 per unit. The units were sold to three accredited investors in a private placement transaction exempt from registration pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. All of the warrants granted in this unit placement were subsequently forfeited.

     6. On May 19, 2000, Silver King completed the sale of an aggregate of 2,009,864 shares of series B convertible preferred stock to 29 accredited investors for gross proceeds of $5,024,660. These shares were issued directly by Silver King to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. A commission of 6% of the proceeds was paid to Haywood Securities, Inc. for sales made by them.

     Each of the foregoing transactions was made solely to persons the Company deemed to be accredited investors, based upon representations each such investor made to the Company. Each such purchaser was offered full access to information concerning the Company, as well as the opportunity to ask questions of management. In connection with the offerings stated to be pursuant to Rule 506 of Regulation D, the Company did not use general solicitation or advertising to market the securities.

     7. On May 19, 2000, the board of directors and stockholders of Silver King, approved and adopted the Agreement and Plan of Merger, dated as of March 21, 2000 (the "Agreement"), by and among Silver King, Silver King Acquisition, Inc. ("Acquisition Corp."), a wholly-owned subsidiary formed for the purpose of the merger, eNexi Inc. ("eNexi") and the principal stockholders of eNexi Inc. Pursuant to the Agreement, Silver King issued 6,000,000 shares of its series A convertible preferred stock to the historic stockholders of eNexi in exchange for 100% of the outstanding capital stock of eNexi, which was acquired by Acquisition Corp. The transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act. Each investor was either accredited or sophisticated and was given disclosure substantially the same as would be required in a prospectus, including historical financial information of each company as well as pro forma financial information with regard to the combination of the constituent companies.

INDEX TO EXHIBITS

Exhibit No.       Exhibit

2.1             Agreement and Plan of Merger, dated as of June 23, 1999, between Silver King Resources
                (Delaware), Inc. and Silver King Resources, Inc. (1)

2.2             Agreement and Plan of Merger dated as of March 21, 2000, between Silver King Resources, Inc. and
                eNexi, Inc. (2)

3.1             Certificate of Incorporation, as amended (1)

3.2             Bylaws (1)

3.3             Certificate of Merger between Silver King Resources  (Delaware), Inc. and Silver King  Resources,
                Inc. (1)

3.4             Certificate of Merger between Silver King Resources  (Delaware), Inc. and eNexi, Inc. (2)

5.1             Opinion of Sichenzia, Ross & Friedman LLP(4)

10.1            Employment Agreement between Silver King Resources, Inc. and Larry Mayle (4)

10.2            Employment Consulting Agreement between Silver King Resources, Inc. and Unicor,   Inc.(4)

10.3            2000 Employee Stock Option Plan (4)

10.4            Agreement and Plan of Merger dated March 21, 2000 by  among Silver King Resources, Inc., Silver
                King Acquisition, Inc. eNexi Inc. and the Principal Stockholders of eNexi Inc. (3)

21.1            Subsidiaries of the Registrant(4)

23.1            Consent of Mendoza, Berger & Company

23.2            Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)(4)

-------------------------------------

     1. Incorporated by reference from the Registrant's Form 10-SB, filed on July 8, 1999.

     2. Incorporated by reference to the Registrant's Form 8-K filed on May 24, 2000.

     3. Incorporated by reference to the Registrant's Form 10-KSB for the year ended December 31, 1999.

     4. Previously filed with this Registration Statement.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on December 21, 2000.

                                                         ENEXI HOLDINGS, INC.

                                                  By:/s/ LARRY MAYLE
                                                         Larry Mayle,
                                                         Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


NAME                                     TITLE                                 DATE

/s/ LARRY MAYLE                          Co-Chairman, Chief Executive          December 21, 2000
Larry Mayle                              Officer, Chief Financial Officer
                                         and Director (principal executive,
                                         financial and accounting officer)

/s/ ROGER LEROY MILLER                   Co-Chairman, President and Director   December 21, 2000
Roger LeRoy Miller
